PUT AND GUARANTY AGREEMENT (this
                              "Agreement") dated as of March 21, 1997, among FREEPORT-MCMORAN COPPER & GOLD INC., a Delaware corporation ("FCX") and THE CHASE MANHATTAN BANK, a banking corporation organized under the laws of the State of New York ("Chase"), as Security Agent (in such capacity, the "Security Agent") under (a) the Pledge Agreement dated as of the date hereof between PT Nusamba Mineral Industri, a limited liability company organized under the laws of the Republic of Indonesia (the "Borrower"), and the Security Agent (the "Borrower Pledge Agreement") and (b) the Pledge Agreement dated as of the date hereof among PT Nusantara Ampera Bakti and PT Mapindo Parama (collectively, the "PTMI Shareholders"), each a limited liability company organized under the laws of the Republic of Indonesia, and the Security Agent (the "Parents' Pledge Agreement").


                         The Borrower, certain banks (collectively, the
               "Banks" and each, individually, a "Bank") and Chase, as Agent (the "Agent"), have entered into a Loan Agreement dated as of the date hereof (the "Loan Agreement") providing for certain advances to be made by such banks to the Borrower to finance the purchase by the Borrower of the Pledged PTII Shares (as defined below). The Pledged
               PTII Shares are being pledged to the Security Agent pursuant to the Borrower Pledge Agreement and the Pledged Borrower Shares (as defined below) are being pledged to the Security Agent pursuant to the Parents' Pledge Agreement, in each case to secure the obligations of the Borrower under the Loan Agreement. It is a condition to the making of the advances under the Loan Agreement that FCX shall have entered into this Agreement with the Security Agent.

                         Accordingly, FCX and the Security Agent agree as
               follows:

                         SECTION 1.  Defined Terms.  Subject to the
               following sentence, all capitalized terms used in this Agreement but not otherwise defined herein shall be defined as set forth in each of the PTFI Revolver and the FCX Revolver referred to below; provided that all capitalized terms used in the provisions incorporated by reference into this Agreement from each of the PTFI Revolver and the FCX Revolver but not otherwise defined herein shall be defined as set forth in each of the PTFI Revolver and the FCX Revolver, each as in effect on the date hereof; provided further that all references in each of the PTFI Revolver and the FCX Revolver (or in provisions incorporated herein from each of the PTFI Revolver and the FCX Revolver) to (a) any "Borrower" shall be deemed to be references to FCX, (b) "FI" shall be deemed to be references to PTFI, (c) "this Agreement" shall be deemed to be references to this Agreement, (d) any "Loan Document" or the "Loan Documents" shall be deemed to be references to any Loan Document or the Loan Documents as defined herein, (e) any "Bank" shall be deemed to be references to any Bank as defined herein,
               (f) "Required Banks" shall be deemed to be references to the Majority Banks as defined herein, (g) the "Administrative Agent" shall be deemed to be references to the Agent as defined herein, (h) the "Documentary Agent" shall be disregarded, (i) the "Collateral Agent" shall be deemed to be references to the Security Agent as defined herein, (j) "Agents" shall be deemed to be references to the Agent and the Security Agent as defined herein and (k) any "Commitment" or "Loan" shall be deemed to be references to each Bank's Commitment under the Loan Agreement and the Advances made pursuant to such Commitment (except that for purposes of Section 5.2(e) of the FCX Revolver and the PTFI Revolver, as incorporated by reference herein under Section 9, the terms "Commitment" and "this Agreement" shall have the respective meanings assigned to them in the FCX Revolver and the PTFI Revolver. As used in this Agreement (or in provisions incorporated herein from each of the PTFI Revolver and the FCX Revolver), the following terms shall have the meanings specified below:

                         "Advances" shall mean the advances outstanding
               under the Loan Agreement.

                         "Banking Day" shall mean a day other than Saturday
               and Sunday, on which banks are open for business in New York City and for interbank Dollar deposits in London.

                         "Bankruptcy Event"  shall mean if (a) FCX or any
               Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (b) below, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for FCX or such Restricted Subsidiary or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing; or (b) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
               (i) relief in respect of FCX or any Restricted Subsidiary, or of a substantial part of the property or assets of FCX or any Restricted Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for FCX or any Restricted Subsidiary or for a substantial part of the property of FCX or any Restricted Subsidiary or (iii) the winding-up or liquidation of FCX or any Restricted Subsidiary; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 30 days.

                         "Capital Stock" shall mean any and all shares,
               interests, rights to purchase, options, participations or other equivalents of or interests (however designated) in corporate stock, including any Preferred Stock.

                         "Change in Control" shall have the meaning
               assigned to it under the PTFI Revolver and the FCX Revolver, each as in effect on the date hereof.

                         "Commitment" shall have the meaning assigned to it
               under the Loan Agreement.

                         "Dividend Reserve Account" shall have the meaning
               assigned to it under the Loan Agreement.

                         "Event of Default" shall have the meaning assigned
               to it under the Loan Agreement.

                         "FCX Obligations" shall mean the due and punctual
               payment of all amounts payable hereunder by FCX and the due and punctual performance of all other obligations of FCX hereunder.

                         "FCX Option Agreement" shall have the meaning
               assigned to it under the Loan Agreement.

                         "FCX Payment Date" shall have the meaning assigned
               to it in Section 4(a).

                         "FCX Revolver" shall mean the $450,000,000 Credit
               Agreement dated June 30, 1995, among PTFI, FCX and the financial institutions named therein, as from time to time amended, renewed or replaced with another loan agreement which replacement facility has terms and conditions reasonably satisfactory in all respects to the Agent.

                         "GAAP" shall have the meaning assigned to it under
               the FCX Revolver and the PTFI Revolver, each as in effect on the date hereof.

                         "Governmental Authority" shall mean any United
               States Federal, state or local court or governmental agency, authority, instrumentality or regulatory body, or any Indo-nesian or other foreign (central or local) court or govern-mental agency, authority, instrumentality or regulatory body.

                         "Guaranteed Obligations" shall have the meaning
               assigned to it in Section 4(b).

                         "Interest Shortfall Loans" shall have the meaning
               assigned to it under the Loan Agreement.

                         "Lien" shall mean any mortgage, hypothecation,
               power of attorney to establish hypothecation, power of attorney to sell, assignment, pledge, lien, charge, security interest, option or other encumbrance.

                         "Loan Documents" shall mean the Loan Agreement,
               any promissory notes issued thereunder, the Borrower Pledge Agreement, the Parents' Pledge Agreement, this Agreement, the Pledge of Account and the Fee Letter dated as of January 24, 1997, among Chase, the Borrower and FCX.

                         "Loan Parties" shall mean the Borrower, FCX and
               the pledgors under each of the Pledge Agreements referred to under the definition of the term "Loan Documents".

                         "Majority Banks" shall have the meaning assigned
               to it under the Loan Agreement.

                         "Material Adverse Effect" shall mean (a) a materi-
               ally adverse effect on the business, assets, operations or condition, financial or otherwise, of FCX and its Restricted Subsidiaries taken as a whole, (b) a material impairment of the ability of FCX to perform any of its obligations here-under or (c) a material impairment of the rights of or benefits available to the Banks hereunder.

                         "Obligations" shall mean each of the payment and
               performance obligations of each of the Loan Parties under each of the Loan Documents.

                         "person" shall mean any natural person,
               corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                         "Pledged Borrower Shares" shall mean the shares of
               capital stock of the Borrower pledged to the Security Agent pursuant to the Parents' Pledge Agreement, excluding any such shares released by the Security Agent from the Lien of the Parents' Pledge Agreement in connection with the sale by the PTMI Shareholders of such shares as contemplated by Sections 2.04 and 7.01 of the Loan Agreement.

                         "Pledged PTII Shares" shall mean the shares of
               capital stock of PTII pledged to the Security Agent pursuant to the Borrower Pledge Agreement, excluding any such shares released by the Security Agent from the Lien of the Borrower Pledge Agreement in connection with the sale by the Borrower of such shares as contemplated by Sections 2.04 and 7.01 of the Loan Agreement.

                         "Preferred Stock", as applied to the Capital Stock
               of any corporation, shall mean Capital Stock of any class or classes, however designated, which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                         "PTFI" shall mean PT Freeport Indonesia Company, a
               limited liability company organized under the laws of the Republic of Indonesia and domesticated in Delaware, and its successors and assigns.

                         "PTFI Revolver" shall mean the $550,000,000 Credit
               Agreement, dated as of October 27, 1989, among PTFI, FCX and the financial institutions named therein, as from time to time amended, renewed or replaced by another loan agreement which replacement facility has terms and conditions reasonably satisfactory in all respects to the Agent.

                         "PTII" shall mean PT Indocopper Investama
               Corporation, a limited liability company organized under the laws of the Republic of Indonesia.

                         "Put Price" shall mean, as of any date, (a) the
               sum of (i) the principal of and interest accrued but unpaid on all Advances outstanding (or, if the Advances shall be deemed no longer to be outstanding as a result of any fore-closure or similar proceeding, that would have been out-standing but for such proceeding) under the Loan Agreement as of such date and (ii) all fees, expenses (including any enforcement expenses) and other amounts due to the Secured Parties under the Loan Documents as of such date and (iii) the unwind amounts related to all terminated Permitted Secured Hedges, reduced by (b) all cash received by the Security Agent on or prior to such date (i) upon the disposition by the Security Agent of any securities or other collateral held by the Security Agent under any Loan Document or (ii) representing the Borrower's interest (based on the Borrower's then percentage equity interest in PTII) in the dividends payable to PTII, in each case to the extent the Security Agent is permitted under applicable law to apply such cash to the payment of the principal of or inter-est accrued on outstanding Advances; provided, however, that no reduction shall be made under this clause (b) to the extent such cash has been applied to the payment of the principal of or interest accrued on outstanding Advances or other amounts payable under the Loan Documents prior to the determination of the amount referred to in clause (a)(i) above. The amounts received by the Security Agent on account of the Put Price shall be distributed to the Agent and the individual lenders and applied to satisfy the amounts owed them under the Loan Agreement and the Permitted Secured Hedges.

                         "Restricted Subsidiary" shall have the meaning
               assigned to it in the PTFI Revolver and the FCX Revolver, each as in effect on the date hereof.

                         "Secured Parties" shall mean the Banks, the Agent
               and the Security Agent.

                         "Taxes" shall have the meaning assigned to it in
               Section 10(a) hereof.

                         "Transactions" shall have the meaning assigned to
               it in Section 7(b) hereof.

                         SECTION 2. Put of Shares. (a) In the event (i) the Advances shall have become due in accordance with the terms of the Loan Agreement (at their final maturity or upon acceleration) but shall not have been paid and (ii) FCX shall have notified the Security Agent that it will not exercise its option to purchase the Pledged PTII Shares or the Pledged Borrower Shares pursuant to the FCX Option Agreement, the Security Agent shall have the right, upon notice to FCX, to require FCX to purchase the Pledged
               PTII Shares (or, if the Security Agent shall be unable at the time to sell the Pledged PTII Shares to FCX, the Pledged Borrower Shares), together, in each case, with any Related Assets (as hereinafter defined), from the Security Agent at the Put Price (determined as of the date of payment set forth below and payable as provided in paragraph (e) below), whether pursuant to the power of sale provided for in the Borrower Pledge Agreement (or the Parents' Pledge Agreement, in the case of the Pledged Borrower Shares), upon any fore-closure or similar proceeding or otherwise, at a time set forth in such notice, but not less than two Banking Days after the giving of such notice. Any such purchase shall be final and without recourse to or representation by the Security Agent or any other Secured Party, other than as to the satisfaction of the conditions set forth in paragraph (b) below. For purposes hereof, the "Related Assets" means, if any dividends payable to PTII have been declared or paid to the Security Agent and the Borrower's interest (based on the Borrower's then percentage equity interest in PTII) in such dividends has not been reflected in a reduction of the Put Price, all rights of the Security Agent in and to such dividends.

                         (b) It is a condition to FCX's obligation to pur-chase the Pledged PTII Shares or the Pledged Borrower Shares pursuant to this Section 2 that (i) following such purchase, such Pledged PTII Shares or Pledged Borrower Shares, as the case may be, shall be free and clear of all Liens that have been created or consented to in writing by the Banks, the Agent or the Security Agent without the written consent of FCX; and (ii) if Pledged Borrower Shares are to be so purchased, no action shall have been taken or consented to by the Banks, the Agent or the Security Agent that would prevent such shares from constituting all the capital stock of the Borrower, or the assets of the Borrower from consist-ing solely of the Pledged PTII Shares, or the Borrower from being free of outstanding liabilities other than those arising under the Loan Documents or any guarantee thereof, so that following such purchase FCX would own, directly or indirectly, 100% of the Pledged PTII Shares free and clear of all Liens or liabilities that have been created or consented to in writing by the Banks, the Agent or the Security Agent without the consent of FCX other than those arising under the Loan Documents or any guarantee thereof (it being expressly understood, however, that no provision of the Loan Documents that permits or does not prohibit any action referred to above shall be deemed to be a consent of the Banks, the Agent or the Security Agent to such action).
                In the event that, after FCX has received the notice
               referred to in the first sentence of paragraph (a) above, FCX is of the opinion that any of the conditions set forth in clause (i) or (ii) above of this paragraph (b) have not been met, it shall notify the Security Agent of such opinion and of its basis therefor in reasonable detail in writing on or before the time set forth in the notice referred to in the first sentence of paragraph (a) above, whereupon the Security Agent shall promptly (A) determine whether the objections specified by FCX can be remedied and the conditions set forth in this paragraph can be met within a reasonable period of time and (B) notify FCX in writing of such determination. If the Security Agent shall have determined that the objections specified by FCX can be remedied, the Security Agent shall be entitled to attempt to remedy such objections within such reasonable period of time and to redeliver the notice referred to in the first sentence of paragraph (a) above once such objections have been remedied, notwithstanding the 30-day limitation set forth in paragraph (c) below.

                         (c) The Security Agent's notice referred to in the first sentence of paragraph (a) above shall, except as provided in paragraph (j) below, in no event be given after 11:59 p.m., New York City time, on the 30th day (or, if such 30th day shall not be a Banking Day, on the first Banking Day thereafter) after the date on which the Security Agent shall have obtained the right under this Agreement, the Borrower Pledge Agreement (or the Parents' Pledge Agreement, in the case of the Pledged Borrower Shares) and applicable law to sell the Pledged PTII Shares (or the Pledged Borrower Shares) as provided herein following receipt by the Security Agent of actual notice of the occurrence of a payment default by the Borrower upon the final maturity or accel-eration of the Advances (or, if the Security Agent shall notify FCX that the Security Agent reasonably believes that it is prevented by an injunction or any other legal restraint from exercising its right to require that FCX pur-chase the Pledged PTII Shares or the Pledged Borrower Shares hereunder, or that it has been advised by counsel that the exercise of such right would or may be contrary to applica-ble standards for the disposition of pledged securities or would entail significant risk of liability on the part of the Security Agent or the Banks, on the 30th day (or, if such 30th day shall not be a Banking Day, on the first Banking Day thereafter) after the date on which the Security Agent believes that such restraint has ceased to be applicable or such advice of counsel shall have been withdrawn).

                         (d) The Security Agent shall be conclusively deemed to have given the notice referred to in the first sentence of paragraph (a) above on the last day of the 30-day period specified in paragraph (c) above (and shall thereafter specify a time for the purchase of Pledged PTII Shares or Pledged Borrower Shares) unless the Security Agent shall have previously (i) given such notice or (ii) acting on the instructions of all the Banks, given notice to FCX that the Security Agent will not exercise its rights under this Section 2. If the Security Agent shall have given the notice referred to in clause (ii) of the immediately preced-ing sentence after the Security Agent has obtained the right to sell the Pledged PTII Shares (or the Pledged Borrower Shares) to FCX hereunder (A) all obligations of FCX under this Section 2 and all expense reimbursement, indemnity and other obligations of FCX under Section 10 and Section 18 shall terminate and (B) the Security Agent shall (1) request from the other Secured Parties the amount of any funds theretofore paid by FCX to any of such other Secured Parties pursuant to this Agreement, together with interest thereon at the rate borne by the Advances, and (2) return to FCX any such amounts received by the Security Agent from such other Secured Parties or received by the Security Agent from FCX and not previously paid by the Security Agent to such other Secured Parties. No Bank shall be deemed to have consented to the delivery by the Security Agent of the notice referred to in clause (ii) of this paragraph (d) unless such Bank shall have returned to the Security Agent, in immediately available funds, any amounts received by such Bank representing payments previously made by FCX hereunder, which funds each Bank hereby authorizes the Security Agent to return to FCX pursuant to this paragraph (d).

                         (e) If the Security Agent shall deliver or be deemed to have delivered a notice pursuant to paragraph (a) or paragraph (d) above, FCX shall pay the Put Price in cash in immediately available funds.

                         (f) FCX agrees that it will remain bound under this Section 2 and under Section 3 in the event of any extension or renewal of any Obligation made with its written consent.

                         (g) Except as otherwise provided herein with respect to the conditions to the obligations of FCX under this Section 2 or under Section 3, as the case may be, the obligations of FCX under this Section 2 or under Section 3, respectively, shall not be discharged or impaired or other-wise affected by (i) the failure of any Secured Party to enforce any right or remedy under the provisions of any Loan Document or any guarantee or any other agreement; (ii) any waiver, amendment or modification of any of the terms or provisions of any Loan Document not materially affecting the rights or obligations of FCX or made with the written consent of FCX; (iii) the voluntary release of any security held by any Secured Party for the Obligations made with the written consent of FCX or pursuant to any provision contained in any Loan Document; (iv) the failure of any Secured Party to exercise any right or remedy against any other guarantor, if any, of any of the Obligations; (v) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; or (vi) except to the extent covered by clauses (i) through (v) above, any other act or omission that may or might in any manner or to any extent vary the risk of FCX or otherwise operate as a discharge of FCX as a matter of law or equity.

                         (h) FCX further waives any right to require that any resort be had by the Security Agent to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of any Secured Party in favor of the Borrower or any other person (but the Security Agent will endeavor in good faith to realize upon liquid assets held by it as security and apply the same to reduce the Obligations).

                         (i) The obligations of FCX hereunder shall not be affected by the actual or asserted invalidity, illegality or unenforceability of any of the Obligations.

                         (j) FCX further agrees that its obligations under this Section 2 or under Section 3 shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party upon the bankruptcy or reorganization of any Loan Party, or otherwise. In any such event, the 30-day period described in paragraph (c) of this Section 2 shall not begin to run until the day on which such payment is rescinded or must otherwise be restored and the other conditions referred to in such paragraph have been satisfied.

                         SECTION 3. Purchase and Assumption of Certain Interests of Banks under Loan Documents. FCX (a) shall have the right, upon notice to the Agent and the Security Agent at any time after either (i) the Advances shall have become due and payable pursuant to Section 9.02 of the Loan Agree-ment or (ii) FCX shall have been obligated to make any pay-ment to the Security Agent under Section 2 or Section 4, and
               (b) shall have the obligation, upon the occurrence of any of the following events and notice thereof from the Security Agent, namely that

                      (i) 60 days have elapsed following the occurrence of
                    any Event of Default and such Event of Default is continuing or the Advances have become due and payable pursuant to Section 9.02 of the Loan Agreement,

                     (ii) either (A) FCX is in default of its obligations
                    under Section 2, 4, 8 or 9 (and, in the case of any default under Section 8 or 9, any applicable grace period set forth herein or in the FCX Revolver or the PTFI Revolver has expired) or (B) any representation made by FCX hereunder proves to have been false or mis-leading in any material respect when made (unless such misrepresentation does not result in or entail a Material Adverse Effect),
                    (iii) an event of default has occurred and is continuing under any agreement or agreements to which PTII, FCX or PTFI is a party relating to the borrowing of money in an aggregate amount for all such agreements collectively in excess of $10,000,000 or any guarantee thereof, as a result of which indebtedness in such amount has become or may immediately be declared due and payable prior to its scheduled final maturity,

                     (iv) a Bankruptcy Event occurs,

                      (v) a Change in Control occurs,

                     (vi) an Event of Default occurs due to (a) a failure
                    to renew (or replace with a revolving credit facility or facilities that has or have terms and conditions reasonably satisfactory in all respects to the Security Agent) by October 31, 1999 each of the PTFI Revolver and the FCX Revolver to a maturity date beyond the maturity date under the Loan Agreement or (b) a failure, at any time, to maintain under the PTFI Revolver and the FCX Revolver a minimum aggregate commitment level of $600,000,000, to purchase and assume, without recourse to or representa-tion by any Secured Party other than as to the satisfaction of the conditions set forth in this Section 3, all inter-ests, rights and obligations of the Secured Parties under the Loan Documents (other than any rights of the Secured Parties to reimbursement of expenses, yield protection payments or indemnities, all of which shall continue to benefit the Secured Parties following any such purchase and assumption) at a price equal to the Put Price, determined as of and payable by FCX in cash in immediately available funds on the closing date specified in the applicable notice referred to above (which closing date shall be not fewer than two Banking Days after the date of such notice). Not-withstanding the giving of the notice required by clause (b) above in connection with the occurrence of an event of default described in subclause (iii) above, FCX shall not be obligated to purchase and assume the interests of the Secured Parties under the Loan Documents as a result of the occurrence of such event of default described in sub-clause (iii) if, prior to the time at which FCX would be required to purchase and assume such interests, the event of default described in such subclause (iii) is waived by the lenders under the affected agreements and no other events described in clause (b) shall have occurred and be continu-ing at the time. Notwithstanding the foregoing, in the case of an occurrence of an Event of Default described in subclause (iv) above, such occurrence, without further action by the Security Agent, will automatically be deemed to be notice to FCX of its obligation to perform the actions contemplated by this Section 3, and the closing date for FCX's purchase and assumption of all the Secured Parties' interests under the Loan Documents shall be the date of the occurrence of such Event of Default.

                         In the event that following any purchase by FCX of
               the Pledged PTII Shares or Pledged Borrower Shares pursuant to Section 2, or any payment by FCX of the Put Price pursuant to this Section 3, (a) any Secured Party shall be required to return to the Borrower or any other Loan Party, pursuant to any bankruptcy, insolvency or similar law or any order of a court or other Governmental Authority, or other-wise, any principal, interest or other amount received by it under any Loan Document, or (b) any such payment of principal, interest or other amount shall be rescinded, the Put Price shall be deemed to have been increased by such amount and FCX shall promptly pay such amount to such Secured Party.

                         SECTION 4.  Limited Guaranty of Payment of
               Advances. (a) In addition to, and not in lieu of, any other obligation of FCX under this Agreement, FCX guarantees and agrees, as a primary obligor and not merely as surety, that, in the event that, at any time prior to (i) the date on which all amounts due (or which would have been due but for any foreclosure or similar proceeding) to the Secured Parties under the Loan Documents have been paid in full in cash following the exercise or deemed exercise by the Security Agent of its rights under Section 2 or (ii) in the event the Security Agent shall have notified FCX that it will not exercise its rights under Section 2, the last day of the 30-day period described in paragraph (c) of
               Section 2, any scheduled payment of interest on or principal of the Advances (excluding principal due by reason of the acceleration of the Advances prior to their scheduled maturity) shall remain unpaid for 90 days following the due date thereof (or such shorter period as would, in the judgment of the Agent, result in the Advances being required to be classified as "nonperforming" for regulatory or reporting purposes) (the last day of such 90-day or shorter period being referred to herein as the "FCX Payment Date"),
               (A) FCX will pay to the Security Agent on such FCX Payment Date the full amount of such unpaid interest or principal and (B) if the Borrower shall fail or continue in its fail-ure after such FCX Payment Date to make scheduled payments of interest on or principal of the Advances, FCX will, in each case not later than two Banking Days after receipt of notice from the Security Agent, pay to the Security Agent the full amount of interest and principal when and as due.

                         (b) The payment obligations of the Borrower guar-anteed by FCX pursuant to clauses (A) and (B) of para-graph (a) of this Section 4 above are referred to herein as the "Guaranteed Obligations". FCX agrees that it will remain bound upon its guarantee under this Section 4 in the event of any extension or renewal of any Guaranteed Obliga-tion made with its written consent.

                         (c) The obligations of FCX under this Section 4 shall not be discharged or impaired or otherwise affected by
               (i) the failure of any Secured Party to enforce any right or remedy under the provisions of any Loan Document or any guarantee or any other agreement; (ii) any waiver, amendment or modification of any of the terms or provisions of any Loan Document not materially affecting the rights or obligations of FCX or made with the written consent of FCX;
               (iii) the voluntary release of any security held by any Secured Party for the Obligations or any of them made with the written consent of FCX; (iv) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; or (v) except to the extent covered by clauses (i) through (iv) above, any other act or omission that may or might in any manner or to any extent vary the risk of FCX or otherwise operate as a discharge of FCX as a matter of law or equity.

                         (d) FCX further waives any right to require that any resort be had by the Security Agent to any security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of any Secured Party in favor of the Borrower or any other person (but the Security Agent will endeavor in good faith to realize upon liquid assets held by it as security and apply the same to reduce the Obligations).

                         (e) The obligations of FCX hereunder shall not be affected by the actual or asserted invalidity, illegality or unenforceability of any of the Obligations.

                         (f) FCX further agrees that its guarantee under this Section 4 shall continue to be effective or be rein-stated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by any Secured Party upon the bankruptcy or reorganization of any Loan Party, or other-wise.

                          SECTION 5. Notice of Acceleration; Cooperation

               with FCX. (a) The Security Agent shall promptly notify FCX of any acceleration of the maturity of the Advances pursuant to Section 9.02 of the Loan Agreement.

                         (b) At any time when an Event of Default shall have occurred and be continuing, and whether or not FCX shall have given the notice described in Section 2(a)(ii), the Security Agent, acting on behalf of the Banks, will use its commercially reasonable best efforts to cooperate with FCX's efforts to protect its rights and interests as a party entitled or obligated under the circumstances set forth in Sections 2 and 3 to purchase the Pledged PTII Shares or the Pledged Borrower Shares or to purchase and assume the interests, rights and obligations of the Secured Parties under the Loan Documents. Without limiting the foregoing, the Security Agent shall promptly take such actions (including, without limitation, the implementation of foreclosure or similar proceedings, the diligent pursuit of other remedies available to it hereunder and, if action by the shareholders of PTII shall be required, cooperation with FCX in calling a shareholders' meeting of PTII to take such action and voting the Pledged PTII Shares in the manner necessary to approve such action) as are available to it, and as FCX may reasonably request, to acquire title to the Pledged PTII Shares or the Pledged Borrower Shares or the right to dispose of such shares pursuant to Section 2. Notwithstanding the foregoing, the Security Agent shall not be required to take any action under this Section (i) that it reasonably believes to be prevented by any injunction or other legal restraint, (ii) that it reasonably believes would (A) expose it to any material expense or liability for which it shall not have been reimbursed or indemnified by FCX, (B) expose any officer or agent of the Security Agent to danger or (C) materially affect the economic interests of the Security Agent, or (iii) that it believes in good faith, after consultation with counsel, to be contrary to applicable standards of good faith and fair dealing or to applicable standards for the disposition of pledged securi-ties. The Security Agent shall have no obligation to take any action under this Section (x) following the sale of the Pledged PTII Shares or the Pledged Borrower Shares to FCX pursuant to Section 2 or pursuant to the FCX Option Agreement, (y) following the purchase and assumption of the interests, rights and obligations of the Secured Parties under the Loan Documents pursuant to Section 3 or (z) during the continuance of an Event of Default resulting from any act or omission of FCX.

                         (c) FCX acknowledges and agrees for the benefit of each Bank that its obligations under Section 2 and
               Section 3 of this Agreement will not be suspended or reduced by any breach by the Security Agent of its obligations under this Section 5; provided that nothing herein shall be construed to prevent FCX from bringing an action at law or in equity against the Security Agent to compel performance by the Security Agent or to collect damages resulting from such breach.

                         SECTION 6. Right of First Refusal. The Security Agent agrees that if the Security Agent shall have acquired the right to sell any Pledged PTII Shares or Pledged Borrower Shares pursuant to any exercise of its remedies and if at any time thereafter it shall receive a Bona Fide Offer (as hereinafter defined) from a third party to purchase all or any portion of such Pledged PTII Shares or Pledged Borrower Shares, the Security Agent shall first notify FCX of such Bona Fide Offer by providing FCX all relevant data and information concerning the proposed transaction, including, but not limited to, a copy of the purchase contract (if any) with the proposed buyer and shall give to FCX the right to purchase such shares, upon the terms and conditions stipulated in such Bona Fide Offer (the "Offer"), such right to purchase to be communicated by the Security Agent by notice given hereunder; provided, however, that the obligation of the Security Agent to offer the Pledged PTII Shares or the Pledged Borrower Shares to FCX hereunder shall terminate if (a) a Bankruptcy Event occurs or (b) FCX shall be in default of any payment obligation under Section 2, 3 or 4. For the purposes of the foregoing, a "Bona Fide Offer" shall be an offer reflected in an executed purchase contract with a ready, willing and able buyer (or a contract in a fully-negotiated form which the Security Agent and such a buyer are willing to execute) providing for the purchase of the shares referred to in the Offer subject only to the obtaining of any necessary governmental approvals and the waiver or non-exercise of FCX's rights in this Section 6. Any such right to purchase may be exercised in whole only and not merely in part. In the event that such right to purchase shall not be exercised in full by notice given hereunder and received by the Security Agent within fifteen days after the date of the notice to FCX with respect to such right to purchase, the Security Agent shall be entitled to sell, as a whole and not in part only, the number of Pledged PTII Shares or Pledged Borrower Shares described in the Offer to the third party making the Offer on terms and conditions no more favorable to such third party than the terms and conditions of the Offer. If the Security Agent shall fail to consummate a sale to such third party of the entire number of Pledged PTII Shares or Pledged Borrower Shares set forth in the Offer within sixty days after the Security Agent shall become entitled under this Section 6 to sell such Pledged PTII Shares or Pledged Borrower Shares to such third party, no sale or transfer to a third party of such Pledged PTII Shares or Pledged Borrower Shares may thereafter be made by the Security Agent without again com-plying with the provisions of this Section 6.

                         SECTION 7. Representations and Warranties. FCX represents and warrants to each of the Banks that as of the date hereof:

                         (a) Each of FCX and any Restricted Subsidiary thereof (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect and
               (iv) has the corporate power and authority to execute, deliver and perform its obligations hereunder.

                         (b) The execution, delivery and performance by FCX of this Agreement and the transactions contemplated hereby (collectively, the "Transactions") (i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (A) violate (x) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitu-tive documents or by-laws of FCX or any Restricted Subsidiary thereof, (y) any order of any Governmental Authority or (z) any provision of any indenture, agreement or other instrument to which FCX or any Restricted Subsidiary thereof is a party or by which any of them or any of their property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (C) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by FCX or any Restricted Subsidiary thereof.

                         (c) This Agreement has been duly executed and delivered by FCX and constitutes a legal, valid and binding obligation of FCX enforceable against FCX in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally).

                         (d) No action, consent or approval of, registra-tion or filing with or any other action by any Governmental Authority or other third party is required in connection with the Transactions, except such as have been made or obtained and are in full force and effect and such appropriate governmental approvals as may be necessary to delist PTII from the Surabaya Stock Exchange prior to any sale of the Pledged PTII Shares pursuant to Section 2.

                         (e) FCX has heretofore furnished to the Security Agent the following items with respect to FCX and its consolidated subsidiaries: (i) its consolidated balance sheets and statements of operations and changes in retained earnings and cash flow as of and for the fiscal year ended December 31, 1996, audited by and accompanied by the opinion of Arthur Andersen LLP, independent public accountants, included in FCX's Annual Report on Form 10-K for the year ended December 31, 1996 and (ii) a certificate of the Treasurer or another authorized financial officer of FCX certifying that FCX (and, as applicable, PTFI) is in compliance with the Borrowing Base under each of the PTFI Revolver and the FCX Revolver. All such balance sheets and statements of operations and cash flow present fairly the financial condition and results of operations of each entity as of such dates and for such periods. Such financial statements and the notes thereto disclose all material lia-bilities, direct or indirect, fixed or contingent, of each entity as of the date thereof which are required to be disclosed in the footnotes to financial statements prepared in accordance with GAAP. The financial statements referred to in this Section 7(e) have been prepared in accordance with GAAP.

                         (f) There has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of FCX or any Restricted Subsidiary thereof since the date of the last balance sheet described in paragraph (e) above.

                         (g) No information, report, financial statement, exhibit or schedule furnished by or on behalf of FCX to the Security Agent in connection with the negotiation of this Agreement or included herein or delivered pursuant hereto contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                         (h) Except as disclosed in FCX's Annual Report on Form 10-K for the year ended December 31, 1996, there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of FCX or PTFI, threatened against or affecting FCX or PTFI or any Restricted Subsidiary or the businesses, assets or rights of FCX or PTFI or any Restricted Subsidiary (i) which involve this Agreement or any of the other Loan Documents or any of the Transactions or the collateral for the Advances or
               (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, materially impair the ability of FCX or PTFI to conduct its business substantially as now conducted, or materially and adversely affect the businesses, assets, operations, prospects or condition, financial or otherwise, of FCX or PTFI, or impair the validity or enforceability of, or the ability of FCX to perform its obligations under, this Agreement or any of the other Loan Documents to which it is a party.

                         (i) Neither FCX nor any Restricted Subsidiary thereof is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to result in a Material Adverse Effect.

                         (j)  With respect to environmental matters:

                         (i) the properties owned or operated by FCX and
                    its Restricted Subsidiaries and by PTFI (the
                    "Properties") and all operations of FCX and its Restricted Subsidiaries and by PTFI are in compliance, and in the last three years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

                        (ii) there have been no Releases or threatened
                    Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of FCX, its Restricted Subsidiaries or PTFI, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                       (iii) none of FCX, its Restricted Subsidiaries or
                    PTFI has received any notice of an Environmental Claim in connection with the Properties or the operations of FCX, its Restricted Subsidiaries or PTFI or with regard to any person whose liabilities for environmental matters FCX, its Restricted Subsidiaries or PTFI has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do FCX, its Restricted Subsidiaries or PTFI have reason to believe that any such notice will be received or is being threatened; and

                        (iv) Hazardous Materials have not been transported
                    from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could give rise to liability under any Environmental Law, nor have FCX, its Restricted Subsidiaries or PTFI retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                         (k) No stamp or similar tax is required to be paid on or in connection with this Agreement to ensure the legality, validity, enforceability or admissibility in evidence thereof in Delaware, New York or the Republic of Indonesia, except that a copy of this Agreement should be stamped in nominal amounts when it is first used in Indonesia if it is to be admissible in an Indonesian court.

                         (l) None of FCX, its Restricted Subsidiaries or any of their property has any right to immunity in any jurisdiction or court from set-off, legal proceedings, attachment prior to judgment or other attachment, judgment or execution of judgment or other legal process on the grounds of sovereignty or otherwise, and, to the extent FCX, any of its Restricted Subsidiaries or any of their property may acquire any such right to immunity, each of FCX and its Restricted Subsidiaries hereby irrevocably waives such right to immunity in respect of its respective obligations under the Loan Documents.

                         (m) Each of FCX and its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such subsidiary has set aside on its books adequate reserves or
               (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                         SECTION 8. Covenants. FCX covenants and agrees with the Security Agent that so long as this Agreement shall remain in effect or any amounts payable hereunder shall be unpaid and unless the Security Agent shall otherwise consent in writing:

                         (a)  FCX will furnish to the Security Agent:

                         (i) within 95 days after the end of each fiscal
                    year of each of FCX and PTFI, the following items with respect to FCX and its consolidated subsidiaries and with respect to PTFI: its consolidated balance sheet and consolidated statements of operations and changes in retained earnings and cash flow, showing its financial condition as of the close of such fiscal year and the results of its operations during such year, all audited by independent public accountants of recognized national standing in the United States and accompanied by an opinion of such accountants to the effect that such consolidated financial statements fairly present its financial condition and results of operations on a consolidated basis in accordance with GAAP, except as disclosed in such auditor's report;

                        (ii) within 50 days after the end of each of the
                    first three fiscal quarters of each fiscal year of each of FCX and PTFI, the following items with respect to FCX and its consolidated subsidiaries and with respect to PTFI: its consolidated balance sheet and consolidated statements of income of each such entity, showing its financial condition as of the close of such fiscal quarter and the results of its operations during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its financial officers as fairly presenting its financial condition and results of operations on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments;

                       (iii) promptly after the same become publicly
                    available, copies of all periodic and other reports, proxy statements and other materials filed by either FCX or PTFI with the Securities and Exchange Commission or any other Governmental Authority, or with any national securities exchange, or distributed to its shareholders, as the case may be; and

                        (iv) promptly, from time to time, such other infor-
                    mation regarding the operations, business affairs and financial condition of each of FCX and PTFI, or compliance with the terms hereof as the Security Agent may reasonably request.

                         (b) FCX shall, at the time of provision of the financial statements referred to in Sections 8(a)(i) and
               (ii) above, furnish to the Agent a certificate of the Treasurer or another authorized Financial Officer of FCX certifying that FCX (and, as applicable, PTFI) is in compliance with the Borrowing Base under each of the PTFI Revolver and the FCX Revolver.

                         (c)  FCX shall, and shall cause each of its
               Restricted Subsidiaries to, obtain all authorizations and approvals, and other actions by, and shall make all notices to or filings with, any Governmental Authority or regulatory body now or hereafter required for its making and performance of the Loan Documents to be made and performed by FCX and promptly furnish copies thereof to the Agent.

                         (d) If FCX chooses to exercise its option to purchase the Pledged PTII Shares or the Pledged Borrower Shares under the FCX Option Agreement, FCX will, at the time it takes title to such shares, assume all the Obligations, and will cause such Obligations to be paid in full within three Banking Days after such assumption.

                         (e) FCX shall promptly, upon the request of the Security Agent, give such further assurances and perform such other acts, as shall be necessary to effectuate the purposes of any Loan Document.

                         (f) FCX shall not create, incur, assume or permit to exist any Lien securing any Debt upon any Capital Stock or other equity interest of PTFI owned by FCX or any of its Subsidiaries unless, contemporaneously therewith, effective provision is made to secure the obligations of FCX to the Banks under this Agreement and the other Loan Documents equally and ratably with such Debt for so long as such Debt is so secured.

                         SECTION 9.  Incorporation by Reference.  The
               provisions of Sections 5.1 (a)(4) and (8), (b), (c), (d),
               (e), (g), (i) (but only the first sentence thereof) and (j), and 5.2(c),(e), (f), (i) and (p) of each of the PTFI Revolver and the FCX Revolver, each as in effect on the date hereof, are incorporated herein by reference in their entirety (but with the defined terms used therein and the definitions of such terms being construed in accordance with
               Section 1 above). It is acknowledged that the failure of PTFI to conduct its existing mining operations in Irian Jaya will constitute a material alteration in the nature of the business of FCX and PTFI for purposes of such Section 5.2(i).

                         SECTION 10. Taxes. (a) Any and all payments by FCX hereunder shall be made, in accordance with Section 19, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by a Governmental Authority, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Secured Party (or any transferee or assignee thereof, including a participation holder (any such entity being called a "Transferee")) and franchise taxes imposed on any Secured Party (or Trans-feree), in either case by any jurisdiction under the laws of which such Secured Party (or Transferee), is organized (including the United States, in the case of any Secured Party (or Transferee) organized under the laws of a state of the United States), or in which such Secured Party (or Transferee) books this transaction, or any political sub-division thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If FCX shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Secured Party (or any Transferee), (i) the sum payable shall be increased by the amount necessary so that after making all required deduc-tions (including deductions applicable to additional sums payable under this Section 10) such Secured Party (or Trans-feree) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) FCX shall make such deductions and (iii) FCX shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                         (b) In addition, FCX agrees to pay any present or future stamp or documentary taxes or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

                         (c) FCX will indemnify each Secured Party (or Transferee) for the full amount of Taxes and Other Taxes paid by such Secured Party (or Transferee) and any liability (including penalties, interest and expenses) arising there-from or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by a Govern-mental Authority. Such indemnification shall be made within 30 days after the date any Secured Party (or Transferee) makes written demand therefor. Such demand shall be made by a responsible account officer of the Secured Party (or Transferee) and shall set forth the computation of the amount or amounts as shall be necessary to compensate such Secured Party (or Transferee) under this Section 10. The Security Agent agrees, on behalf of itself, the Agent and each Bank, that each such Secured Party will promptly notify FCX of any event which would entitle any Secured Party to any additional payment pursuant to this Section 10 (provided that the Security Agent shall not be liable for any other Secured Party's failure so to notify FCX). The Security Agent agrees, on behalf of itself, the Agent and each Bank, that each such Secured Party will, to the extent such Secured Party is actually aware of a Tax or Other Tax with respect to which such Secured Party would be entitled to payments from FCX hereunder, use reasonable diligence (consistent with legal and regulatory restrictions) to, at FCX's expense, (i) file any certificate or document, (ii) in the case of a Bank, change the jurisdiction of its Banking Office (as defined in the Loan Agreement) or (iii) take other appropriate action if (A) the making of such a filing or change or the taking of such other action would avoid the need for or reduce the amounts that would be payable by FCX under this Section 10 and would not otherwise adversely affect such Secured Party (as determined by such Secured Party in good faith) and (B) either (1) FCX has requested such Secured Party to make such filing or change or to take such other action or (2) the officers of such Secured Party administering this transaction are actually aware that the making of such filing or change or the taking of such other action will have the effect specified in clause (A) above (provided that the Security Agent shall not be liable for any other Secured Party's failure to take any of the actions specified in clauses (i), (ii) or (iii) above).

                         (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by FCX in respect of any payment to any Secured Party (or Transferee), FCX will furnish to the Security Agent, at its address referred to in
               Section 17, the original or a certified copy of a receipt evidencing payment thereof.

                         (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obliga-tions contained in this Section 10 shall survive the payment in full of all Obligations.

                         SECTION 11.  Subordination of Rights of FCX.
               (a) FCX hereby agrees that all its rights to payments arising by virtue of any payment made by FCX to the Security Agent hereunder, whether pursuant to Section 2, Section 4 or otherwise (collectively, the "Subordinated Obligations"), are hereby expressly subordinated, to the extent and in the manner set forth in this Section, to the prior indefeasible payment in full in cash of all Obligations in accordance with the terms thereof.

                         (b) No payment in respect of the Subordinated Obligations shall be made (other than payments with respect to the Interest Shortfall Loans made with funds in the Dividend Reserve Account as permitted under the Loan Agreement), or any security therefor given (other than a security interest over the Pledged PTII Shares and the Pledged Borrower Shares securing FCX's rights against the Borrower arising by virtue of any payment made by FCX hereunder with respect to any obligations for which the Borrower is liable to any Secured Party under the Loan Documents, provided such security interest is expressly junior in right of payment to the security interest held by or on behalf of the Secured Parties on terms satisfactory to the Security Agent), by the Borrower or FCX or received or accepted by or on behalf of FCX unless and until all Obligations then due and payable have been paid in full in cash and (i) no Default or Event of Default exists under the Loan Agreement and (ii) no default exists hereunder.

                         (c) Upon any distribution of the assets of the Borrower or of FCX or upon any dissolution, winding up, liquidation or reorganization of the Borrower or of FCX, whether in bankruptcy, insolvency, reorganization, arrange-ment or receivership proceedings or otherwise, or upon any assignment for the benefit of creditors or any other mar-shalling of the assets and liabilities of the Borrower or of FCX, or otherwise:

                         (i) the Secured Parties shall first be entitled to
                    receive payment in full of the Obligations in accor-dance with the terms of the Obligations before FCX shall be entitled to receive any payment on account of any Subordinated Obligation; and

                         (ii) any payment by, or distribution of the assets
                    of, the Borrower or of FCX of any kind or character, whether in cash, property or securities, to which FCX would be entitled except for the provisions of this Agreement shall be paid or delivered by the person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Security Agent to the extent necessary to make payment in full in cash of all Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to the Secured Parties in respect of Obligations.

                         (d) In the event that any payment by or distribu-tion of the assets of the Borrower or FCX of any kind or character, whether in cash, property or securities, and whether directly, by exercise of any right of set-off or otherwise, shall be received by or on behalf of FCX at a time when such payment is prohibited by this Agreement, such payment or distribution shall be held in trust for the benefit of, and shall be paid over to, the Security Agent to the extent necessary to make payment in full of all Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to the Secured Parties in respect of Obligations.

                         (e) FCX agrees that, except upon the request or with the consent of the Security Agent, it will not exercise any remedies or take any action or proceeding to enforce any Subordinated Obligation until the Obligations have been paid in full in cash, and FCX further agrees not to join with any other creditors of the Borrower or of FCX, as the case may be, in filing any petition commencing any bankruptcy, insolvency, reorganization, arrangement or receivership proceeding or any assignment for the benefit of creditors against or in respect of the Borrower or FCX, respectively, or any other marshalling of the assets and liabilities of the Borrower or FCX, respectively.

                         (f) FCX shall be entitled to be secured, on terms acceptable to the Banks and on a basis fully subordinated to the rights of the Secured Parties, by the Pledged PTII Shares and the Pledged Borrower Shares, with respect to payments made by FCX relating to obligations for which the Borrower is liable to any Secured Party under the Loan Documents. Payment by FCX of amounts payable by the Borrower under the Loan Documents shall not relieve the Borrower of its obligation to make such payments, and FCX shall be subrogated to all rights of the Secured Parties against the Borrower or any of the other Loan Parties, as the case may be, with respect to such amounts. If, after all Obligations then due and payable have been paid in full in cash, any of the Secured Parties shall receive payment from the Borrower of any such amounts with respect to which FCX shall have made a payment hereunder, such Secured Party shall, provided that (i) no Default or Event of Default under the Loan Agreement shall have occurred and be continuing at the time and (ii) no default hereunder shall have occurred and be continuing at the time, pay such amounts so received to FCX. Until FCX has received payment of all amounts payable to it pursuant to such subrogation, FCX shall remain secured by the collateral referred to in the first sentence of this paragraph (f).

                         SECTION 12. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of FCX that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. FCX may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Banks and any such purported assignment or transfer without such consent shall be void.

                         SECTION 13. Waivers; Amendments. (a) No failure on the part of the Security Agent to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Security Agent preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. No waiver of any provision of this Agreement or consent to any departure by FCX therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on FCX in any case shall entitle FCX to any other or further notice or demand in similar or other circumstances.

                         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by FCX and the Security Agent acting on instructions from the Majority Banks; provided that (i) any amendment or waiver of this Section 13(b) or any amendment or waiver that changes or could have the effect of changing the amount of any payment required to be made by FCX under Section 2, 3 or 4 hereof, or the timing of any such payment, or the conditions under which FCX shall be required to purchase the Pledged PTII Shares or the Pledged Borrower Shares or to purchase and assume the interests, rights and obligations of the Secured Parties under the Loan Documents, or this Section 13, shall require the consent of each Bank; (ii) amendments to and waivers of the covenants (including the definitions used in such covenants) set forth or incorporated by reference in Section 8 or 9 may be effected by the Security Agent acting on instructions from Banks representing more than 51% of the principal amount of the Advances outstanding under the Loan Agreement or, if no Advances are outstanding, more than 51% of the aggregate Commitments of the Banks; and
               (iii) any release of the Pledged PTII Shares or the Pledged Borrower Shares pursuant to and in compliance with Sections
               2.04 and 7.01 of the Loan Agreement, and any amendment or modification to this Agreement required to give effect thereto, shall not require any instructions from the Banks, but shall be effected by the Security Agent at the request of the Borrower in accordance with Section 11.02 of the Loan Agreement.

                         SECTION 14. Applicable Law; Submission to Juris-diction; Consent to Service of Process. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT THE SHARE PLEDGES, WHICH SHALL BE GOVERNED BY THE LAWS PROVIDED FOR THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

                         (b) FCX hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any New York State court and of any Federal court of the United States of America, in each case sitting in New York City, and any appellate court from any thereof, for the purpose of any suit, action or other proceeding arising out of, or relating to, this Agreement, Article 11 of each of the Share Pledges or any of the other Loan Documents, and FCX hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state or Federal court. FCX hereby irrevocably waives, to the fullest extent it may effectively do so, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or pro-ceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper or that this Agreement, Article 11 of each of the Share Pledges or any of the other Loan Documents may not be enforced in or by such courts. FCX agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                         (c) Each party to this Agreement, each of the Share Pledges and each of the other Loan Documents irrevocably consents to service of process in the manner provided for notices in Section 17. Nothing in this Agreement, Article 11 of each of the Share Pledges or any of the other Loan Documents will affect the right of any party to this Agreement, either of the Share Pledges or any of the other Loan Documents to serve process in any other manner permitted by law.

                         SECTION 15. Waiver of Trial By Jury. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Loan Documents. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agree-ment and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this
               Section 15.

                         SECTION 16. Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining pro-visions contained herein shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotia-tions to replace the invalid, illegal or unenforceable pro-visions with valid, legal and enforceable provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                         SECTION 17.  Notices.  Any notice by a party
               hereto required or permitted to be given hereunder shall be in writing and shall be (a) personally delivered, (b) trans-mitted by postage prepaid registered mail (air mail if international), or (c) transmitted by facsimile to the addressee at the address or facsimile number indicated below or at such other address or facsimile number as such addressee shall have conveyed by notice to the other party:

                          (i) if to FCX, to it at 1615 Poydras Street, New Orleans, Louisiana 70112, Attention of the Treasurer (Telecopy No. (504) 582-4511); and

                          (ii)  if to the Security Agent, to it at One
                         Chase Manhattan Plaza, 5th Floor, New York, New York 10081, Attention of James H. Ramage (Telecopy No. (212) 552-5555).

               Unless otherwise provided herein, the date of any notice hereunder shall be deemed to be (A) the date of receipt if delivered personally or transmitted by facsimile or (B) the date seven days after posting if transmitted by mail (air mail if international).

                         SECTION 18. Expenses; Indemnity. (a) FCX agrees to pay all out-of-pocket expenses incurred by the Security Agent or the Agent in connection with the exercise, enforcement or protection of the rights or remedies of any of the Secured Parties under each of the Loan Documents, including the fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Security Agent, and the fees, charges and disbursements of any other counsel for the Security Agent or the Agent.

                         (b) FCX agrees to indemnify each of the Secured Parties and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the exercise, enforcement or purported exercise or enforcement by the Security Agent or the Agent of any of the rights and remedies of any of the Secured Parties hereunder (including, without limitation, any exercise by the Security Agent or the Agent of any action in accordance with Section 5 of this Agreement) or under any of the other Loan Documents, or the Transactions and the other transactions contemplated hereby or (ii) any actual or threatened claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indem-nitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee (it being understood that actions contemplated by the Loan Documents will in no event be deemed to constitute gross negligence or wilful misconduct).

                         (c)  The provisions of this Section 18 shall
               remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consumma-tion of the transactions contemplated hereby, and repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Security Agent or any other Secured Party. All amounts due under this Section 18 shall be payable on written demand therefor.

                         SECTION 19.  Payments.  FCX shall make each
               payment hereunder not later than 12:00 noon, New York City time, on the date when due in United States dollars to the Security Agent at its offices at 270 Park Avenue, New York, N.Y. 10017, or at such other address as the Security Agent may have specified in writing, in immediately available funds.

                         SECTION 20. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Docu-ments.

                         SECTION 21. Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

                         SECTION 22. Banks as Third Party Beneficiaries. This Agreement is made for the benefit of the Banks that are parties to the Loan Agreement, and each Bank shall have the right to enforce any agreement of FCX hereunder as if it were a party hereunder.

                         IN WITNESS WHEREOF, the parties hereto have caused
               this Agreement to be executed as of the day and year first above written.


                                   FREEPORT-MCMORAN COPPER & GOLD INC.,

                                     by  /s/ R. F. Duncan

                                       Name: R. F. Duncan
                                       Title: Vice President & Treasurer


                                   THE CHASE MANHATTAN BANK, as Security
                                   Agent,

                                     by  /s/ James H. Ramage

                                       Name: James H. Ramage
                                       Title: Vice President



                                                                    ANNEX I




                      NON-INTERFERENCE AGREEMENT AND ACKNOWLEDGMENT



               The undersigned hereby acknowledge and agree that, upon the occurrence of an Event of Default under the Loan Agreement and the acceleration of the Advances thereunder (a) the Security Agent intends to exercise its rights under
               Section 2 of the foregoing Put and Guaranty Agreement to sell the Pledged PTII Shares or the Pledged Borrower Shares to FCX for a price equal to the Put Price (which the undersigned understand may be substantially less than the value of the Pledged PTII Shares or Pledged Borrower Shares), and the undersigned hereby consent to such sale; and (b) the Security Agent shall have no obligation to offer or sell the Pledged PTII Shares or the Pledged Borrower Shares to any third party even if a higher price could be obtained from such a third party. The undersigned hereby consent to the other agreements and arrangements set forth in the foregoing Put and Guaranty Agreement and waive any and all claims that they might otherwise have against the Security Agent or any Bank as a result of the exercise of any right or the performance of any obligation that the Security Agent or such Bank may have hereunder or under any other Loan Document. The undersigned agree to take no action to interfere with or restrain the exercise by the Security Agent of its rights under the foregoing Put and Guaranty Agreement or under the Pledge Agreements referred to therein. The undersigned also agree that (i) payment by FCX of amounts payable by the Borrower under the Loan Documents shall not relieve the Borrower of its obligations to make such payments and (ii) FCX shall be subrogated to all rights of the Secured Parties against the Borrower or any of the other Loan Parties, as the case may be, with respect to such amounts.

                                   PT NUSAMBA MINERAL INDUSTRI,

                                     by /s/ Ir. Abdulmadjid

                                       Name: Ir. Abdulmadjid
                                       Title: President Director

                                   PT NUSANTARA AMPERA BAKTI,

                                     by /s/

                                       Name:
                                       Title:


                                   PT MAPINDO PARAMA,

                                     by /s/ Ir. Herman Hidayat

                                       Name: Ir. Herman Hidayat
                                       Title: